     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1996
                                                               FILE NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ---------------------------


     MCI COMMUNICATIONS CORPORATION                 DELAWARE                      52-0886267
      (EXACT NAME OF REGISTRANT AS        (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER
       SPECIFIED IN ITS CHARTER)        OF INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)

                         1801 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20006
                                 (202) 872-1600

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            MICHAEL H. SALSBURY, ESQ.
                            EXECUTIVE VICE PRESIDENT
                                       AND
                                 GENERAL COUNSEL
                         MCI COMMUNICATIONS CORPORATION
                         1801 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20006
                                 (202) 872-1600

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             PETER S. KOLEVZON, ESQ.
                                 KRAMER, LEVIN,
                               NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100





     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                  PROPOSED             PROPOSED
                                                                  MAXIMUM              MAXIMUM           AMOUNT OF
        TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE         AGGREGATE         REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED        PER SHARE(1)      OFFERING PRICE(1)        FEE(1)
- --------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.10 per share)     150,000 Shares        $26.875            $4,031,250            $1,390
====================================================================================================================


(1) Estimated pursuant to Rule 457(c) solely for the purpose of computing the registration fee based upon the average of the high and low prices of the Common Stock on August 28, 1996, as reported on the Nasdaq National Market.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 30, 1996

                                 150,000 SHARES

                         MCI COMMUNICATIONS CORPORATION

                                  COMMON STOCK

     The 150,000 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of MCI Communications Corporation ("MCI" or the "Company") covered by this Prospectus are being sold by certain stockholders of the Company (the "Selling Shareholders"). The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders", "Plan of Distribution" and "Use of Proceeds."

             ------------------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             ------------------------------------------------------

        THE DATE OF THIS PROSPECTUS IS ___________________________, 1996

         Sales of the Shares covered by this Prospectus will be made only during a period from September 9, 1996 to September 20, 1996. Such sales may be made through brokers, to dealers acting as principals, directly to purchasers in negotiated transactions, or by any combination of these methods of sale. Sales may be made at prevailing market prices at the time of such sales, at prices related to such prevailing prices, or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Shareholders will depend upon price fluctuations of the Common Stock and the manner of sale. If the Shares are sold through brokers, the Selling Shareholders will pay brokerage commissions and other charges (which compensation as to a particular broker-dealer might be in excess of customary commissions). Except for the payment of such brokerage commissions and charges and the legal fees, if any, of the Selling Shareholders, the Company will bear all expenses in connection with registering the Shares covered hereby. Such expenses are estimated to total approximately $30,000. See "Plan of Distribution."

         SALES OF SHARES COVERED BY THIS PROSPECTUS MAY BE MADE ONLY DURING THE PERIOD FROM SEPTEMBER 9, 1996 UNTIL SEPTEMBER 20, 1996. PROSPECTIVE PURCHASERS OF SHARES FROM ANY SELLING SHAREHOLDER SHOULD BE AWARE THAT THE COMPANY HAS INSTRUCTED ITS REGISTRAR AND TRANSFER AGENT NOT TO REGISTER THE TRANSFER OF ANY SHARES SOLD BEFORE SEPTEMBER 9, 1996 OR SOLD AFTER SEPTEMBER 20, 1996. AS SOON AS PRACTICABLE AFTER SEPTEMBER 20, 1996, THE COMPANY WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART TO REMOVE FROM REGISTRATION ANY SHARES NOT SOLD BEFORE SEPTEMBER 20, 1996.

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol MCIC. On September ___, 1996, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $__.___ per share.

         The Selling Shareholders acquired the Shares from the Company in connection with the merger (the "Merger") of Darome Teleconferencing, Inc. ("Darome") with and into a wholly-owned subsidiary of the Company on June 30, 1995. The Company is registering the Shares pursuant to contractual obligations entered into in connection with the Merger.

         The Selling Shareholders and any brokers or dealers who participate in the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act'), and any commissions received by them and any profit they receive on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify each other and their respective affiliates against certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts paid in respect of such liabilities.

                         MCI COMMUNICATIONS CORPORATION

         MCI and its subsidiaries provide a broad range of communication services, including long-distance telecommunication services, local and wireless services and information technology services. The provision of long-distance telecommunication services is the core business of MCI and its subsidiaries. Long-distance telecommunication services comprise a wide spectrum of domestic and international voice and data services, including long-distance telephone services, data communication services, teleconferencing services and electronic messaging services. During each of the last three years, more than 90% of the operating revenues and operating income of MCI and its subsidiaries were derived from this core business. Through its subsidiaries, MCI is the second largest carrier of long-distance telecommunication services in the United States and the third largest carrier of international long-distance telecommunication services in the world.

         MCI, a Delaware corporation organized in 1968, has its principal executive offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and its telephone number is (202) 872-1600.


                                 USE OF PROCEEDS

         All of the Shares covered by this Prospectus are being offered by the Selling Shareholders. Accordingly, the Company will not receive any of the proceeds from sales of such Shares.

                              SELLING SHAREHOLDERS

         The following table sets forth the name of each Selling Shareholder, the nature of any material relationship such Selling Shareholder has had within the past three years with MCI or any of its predecessors or affiliates, the number of shares of Common Stock owned by each Selling Shareholder on August 28, 1996, the number of such shares of Common Stock being offered for the account of each Selling Shareholder, and the number of shares of Common Stock to be owned by each Selling Shareholder after the completion of the offering.

                                   BEFORE THE OFFERING                                   AFTER THE OFFERING
                                   -------------------                                   ------------------
                                   Shares                          Shares               Shares
                                Beneficially     Percent        Registered In        Beneficially      Percent
(3) Name of Beneficial Owner      Owned(1)       of Class       The Offering          Owned (2)        of Class
- ----------------------------      --------       --------       ------------          ---------        --------
Lewis Manilow                     137,363        *                  35,000             102,363         *
James Miller                       52,172        *                  25,000              27,172         *
Donald Criqui                      35,829        *                  19,781              16,048         *
Warren Potash                      25,143        *                  13,882              11,261         *
T. Gibbs Kane                      13,828        *                   7,634               6,194         *
Harry Burn                          8,800        *                   4,859               3,941         *
Robert A. Judelson
    Insurance Trust                54,058        *                   8,000              46,058         *
Robert &
    Kathryn Stewart                42,772        *                  10,000              32,772         *
Gilbert Tauck                      27,657        *                  12,657              15,000         *
Arnold Meyer Trust                 23,886        *                  13,187              10,699         *
                                                                   -------
                                                                   150,000
                                                                   =======

*   Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which a person, directly or indirectly, has or shares voting or investment power or both. All of the listed persons have sole voting and investment power over the shares listed opposite their names.

(2) Assumes Selling Shareholders sell all Shares covered by this Prospectus.

(3) The Selling Shareholders held approximately 53% of the voting common stock of Darome prior to the merger of Darome with and into a wholly-owned subsidiary of the Company. None of the Selling Shareholders was a director or officer of Darome nor do any have a material relationship with the Company as of the date of this Prospectus.

REGISTRAR AND TRANSFER AGENT

         The Company's registrar and transfer agent is ChaseMellon Shareholder Services, L.L.C., Ridgefield Park, New Jersey.


                              PLAN OF DISTRIBUTION

         The Shares covered hereby will be sold for the benefit of the Selling Shareholders. The Company has agreed to register the Shares pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 1, 1995, among the Company, MCI Telecommunications Corporation and Darome. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders

         Sales of the Shares covered by this Prospectus will be allowed only from September 9, 1996 to September 20, 1996. Such sales may be made through brokers, to dealers acting as principals, directly to purchasers in negotiated transactions, or any combination of these methods of sale. Sales may be made at prevailing market prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Shareholders will depend upon price fluctuations of the Common Stock and the manner of sale.

         PROSPECTIVE PURCHASERS OF SHARES FROM ANY SELLING SHAREHOLDER SHOULD BE AWARE THAT THE COMPANY HAS INSTRUCTED ITS REGISTRAR AND TRANSFER AGENT NOT TO REGISTER THE TRANSFER OF ANY SHARES SOLD BEFORE SEPTEMBER 9, 1996 OR SOLD AFTER SEPTEMBER 20, 1996. AS SOON AS PRACTICABLE AFTER SEPTEMBER 20, 1996, THE COMPANY WILL FILE WITH THE COMMISSION A POST-EFFECTIVE AMENDMENT TO REMOVE FROM REGISTRATION ANY SHARES NOT SOLD BEFORE THAT DATE.

         If the Shares are sold through brokers, the Selling Shareholders will pay brokerage commissions and other charges, including any transfer taxes (which compensation as to a particular broker-dealer might be in excess of customary commissions). Except for the payment of such brokerage commissions and charges and the legal fees, if any, of the Selling Shareholders, the Company will bear all expenses in connection with registering the shares covered hereby. Such expenses are estimated to total approximately $30,000.

         The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit they make on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company and the Selling Shareholders have agreed to indemnify each other and their respective affiliates against certain liabilities, including liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts paid in respect to such liabilities.

                              AVAILABLE INFORMATION

         MCI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith filed reports and other information with the Commission. Reports, proxy statements and other information filed by MCI with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York, 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

         MCI has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus omits, in accordance with the rules and regulations of the Commission, certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein for further information with respect to MCI and the Shares offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         MCI's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, (iii) Current Reports on Form 8-K dated June 21, 1996 and August 8, 1996, and (iv) the description of the Common Stock contained in MCI's Registration Statement on Form 8A, dated ________, 19__ previously filed by MCI with the Commission and any amendments or reports filed for the purpose of updating such description, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         Each document filed by MCI with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of the Shares offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         MCI will provide without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to the Secretary, MCI Communications Corporation, 1801 Pennsylvania Avenue, N.W., Washington D.C. 20006 (telephone: (202) 872-1600).


                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares of Common Stock offered hereby will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, New York, New York.


                                     EXPERTS

         The consolidated financial statements of MCI and its subsidiaries incorporated herein by reference to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCI OR ANYONE ACTING ON ITS BEHALF OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCI SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          ----------------------------

                                TABLE OF CONTENTS
                                   Prospectus

                                                                            Page
                                                                            ----
MCI Communications Corporation ........................................       3
Use of Proceeds .......................................................       3
Selling Shareholders ..................................................       4
Plan of Distribution ..................................................       5
Available Information .................................................       6
Incorporation of Certain
   Information by Reference ...........................................       6
Legal Matters .........................................................       7
Experts ...............................................................       7




                                 150,000 SHARES

                                  COMMON STOCK




                                       MCI

                                 COMMUNICATIONS

                                   CORPORATION




                              DATED: ________, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the Shares covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:

        (a) SEC registration fee (actual) ...........          $ 1,390
        (b) Printing fees and expenses ..............            1,000
        (c) Legal fees and expenses .................           20,000
        (d) Accounting fees and expenses ............            5,000
        (e) Blue Sky fees and expenses ..............            2,000
        (f) Other ...................................              610
                                                               -------
           Total ...................................           $30,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         MCI has in effect an insurance policy covering officers' and directors' legal liability containing a maximum limit of $50 million per loss per policy year, including legal fees and expenses, with retained liability for each loss of $2,000,000 for MCI.

         MCI's Restated Certificate of Incorporation, at Section 8, provides as follows:

                  (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware, or
         (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph (a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly-owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

         The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorney's fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum or, if there are no such directors, or if such directors direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in such Section 145. A corporation may purchase indemnity insurance.

         The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

         MCI has indemnification agreements with each of its directors which have been approved by stockholders. The indemnification under the indemnification agreements differs from that provided in Section 8 of MCI's Restated Certificate of Incorporation in the following ways: (i) MCI is obligated to advance litigation expenses to an indemnitee, subject to reimbursement if the Reviewing Party (as defined in the indemnification agreements) determines that the director would not be permitted such indemnification under applicable laws; (ii) MCI must prove that the applicable standard of conduct has not been met for indemnification if MCI denies protection to a director; (iii) upon a potential change in control (as defined in the indemnification agreements) MCI is required to contribute an amount sufficient to pay all claims for which the indemnitee is entitled to be indemnified to a trust for the benefit of the indemnitee (subject to an overall maximum amount on such trust); (iv) a subsequent board of directors, hostile to an indemnitee entitled to indemnification, will not have the right to make a final determination that the indemnitee has not met the required standard of care; and (v) the period of time in which MCI may sue an indemnitee for an action is limited to two years from the date of accrual of such cause of action.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of MCI pursuant to the foregoing provisions, or otherwise, MCI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MCI of expenses incurred or paid by a director, officer or controlling person of MCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MCI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 16.  EXHIBITS.

         4.01 Form of Common Stock Certificate. (Incorporated herein by reference to Exhibit 4(e) to the Registrant's Registration Statement on Form S-3, Reg. No. 33-37740.)

         4.02 Rights Agreement dated as of September 30, 1994, between the Registrant and Mellon Bank, N.A. (Incorporated herein by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated October 4, 1994.)

         4.03 Provisions of the Restated Certificate of Incorporation of MCI defining the rights of holders of the Common Stock of the Registrant. (Incorporated herein by reference to Exhibit 3(a) to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)

         5.01 Opinion of Kramer, Levin, Naftalis & Frankel, relating to the legality of the Common Stock.

         23.01    Consent of Price Waterhouse LLP.

         23.02    Consent of Kramer, Levin, Naftalis & Frankel (included in
                  Exhibit 5.01 hereto).

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this

Registration Statement as of the time it was declared effective.

         (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, MCI Communications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Washington and District of Columbia on August 30, 1996.

                                   MCI COMMUNICATIONS CORPORATION


                                        By:   /s/ Bert C. Roberts, Jr.
                                              ------------------------
                                              Bert C. Roberts, Jr.
                                              Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following Officers and Directors of MCI Communications Corporation on August 30, 1996 in the capacities indicated below.

          SIGNATURE                                   TITLE
          ---------                                   -----
/s/ Bert C. Roberts, Jr.
- ------------------------------        Principal Executive Officer, Director
Bert C. Roberts, Jr.


/s/ Douglas L. Maine
- ------------------------------        Principal Financial Officer
Douglas L. Maine


/s/ James M. Schneider
- ------------------------------        Principal Accounting Officer
James M. Schneider


/s/ Clifford L. Alexander, Jr.
- ------------------------------        Director
Clifford L. Alexander, Jr.

/s/ Judith C. Areen
- -------------------------------       Director
Judith C. Areen


/s/ Michael H. Bader
- ------------------------------        Director
Michael H. Bader


/s/ Sir Peter L. Bonfield
- ------------------------------        Director
Sir Peter L. Bonfield

/s/ Richard M. Jones
- ------------------------------        Director
Richard M. Jones


/s/ Gordon S. Macklin
- ------------------------------        Director
Gordon S. Macklin


/s/ Alfred T. Mockett
- ------------------------------        Director
Alfred T. Mockett


/s/ K. Rupert Murdoch
- ------------------------------        Director
K. Rupert Murdoch


/s/ Dr. Alan W. Rudge
- ------------------------------        Director
Dr. Alan W. Rudge


/s/ Richard B. Sayford
- ------------------------------        Director
Richard B. Sayford

/s/ Gerald H. Taylor
- -----------------------------         Director
Gerald H. Taylor


/s/ Judith Whittaker
- ------------------------------        Director
Judith Whittaker


/s/ John R. Worthington
- ------------------------------        Director
John R. Worthington

                                  EXHIBIT INDEX


Exhibit
Number
- ------


4.01     Form of Common Stock Certificate. (Incorporated herein by reference to
         Exhibit 4(e) to the Registrant's Registration Statement on Form S-3, Reg. No. 33-37740.)

4.02 Rights Agreement dated as of September 30, 1994, between the Registrant and Mellon Bank, N.A. (Incorporated herein by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated October 4, 1994.)

4.03 Provisions of the Restated Certificate of Incorporation of MCI defining the rights of holders of the Common Stock of the Registrant. (Incorporated herein by reference to Exhibit 3(a) to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)

5.01 Opinion of Kramer, Levin, Naftalis & Frankel, relating to the legality of the Common Stock.

23.01    Consent of Price Waterhouse LLP.

23.02 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 5.01 hereto).